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                                                                  EXHIBIT (a)(2)

                                 NETEGRITY, INC.

                            OFFER TO EXCHANGE OPTIONS
                                  ELECTION FORM

         I have received from Netegrity, Inc. the Offer to Exchange, the cover letter from Barry Bycoff, each dated August 23, 2002, the Election Form and the Notice to Change Election From Accept to Reject (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees the opportunity to exchange outstanding stock options ("Old Options") granted under: the Netegrity, Inc. 1994 Stock Plan; the Netegrity, Inc. 1997 Stock Option Plan as Amended; the Netegrity, Inc. 2000 Stock Incentive Plan; the Netegrity, Inc. 2001 Interim General Stock Incentive Plan; the Netegrity, Inc. 2002 Employee Retention General Incentive Plan; and the 2002 General Stock Incentive Plan for options exercisable at the fair market value on the date of grant that Netegrity intends to grant under the plans from which the respective tendered Old Options were granted. This Offer expires at 12:00 midnight
Eastern Daylight Time on September 23, 2002, unless extended.

         If I elect to have the options listed below cancelled in exchange for the promise to issue a new option, the new option will cover the number of shares as to which the Old Option was cancelled. Netegrity intends to grant the new options under the plans from which the respective Old Options were granted . The exercise price per share of the new option will be 100% of the fair market value of Netegrity's common stock on the date of grant of the new option, as determined in accordance with the plans from which the new option will be granted. Netegrity anticipates granting new options in two separate grants as follows: 50% of the new options will be granted on or about March 25, 2003 and the remaining 50% will be granted on or about April 25, 2003.

         The new options will vest as follows:

                  Employee Hire Date              Amount of New Options
                                                  Vested on Grant Date
                  During 1999 or earlier                    40%
                  During 2000                               33%
                  During 2001 or 2002                       20%

         Employees hired by DataChannel prior to its acquisition of Netegrity will be considered hired by Netegrity in 2001. The remaining unvested portion of each new option will vest in equal quarterly increments over three years, with the first vesting date being three months after the first grant date of the new options.

         To the extent that I cancel an option, I lose my right to the shares as to which I cancelled the option.

         I WOULD LIKE TO PARTICIPATE IN THE OFFER AS INDICATED BELOW.

         Please check the box and note the grant date, the exercise price, and the number of shares underlying the option that you wish to cancel. Please also note the options which you wish to have cancelled and replaced pursuant to the terms of this Election Form, noting the number of option shares to be cancelled.

         You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Change Election From Accept to Reject prior to the cutoff of 12:00 midnight Eastern Daylight Time, September 23, 2002.

         ________ Yes, I wish to tender for exchange each of the options specified below.
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
 GRANT DATE     NUMBER OF SHARES     EXERCISE PRICE     NUMBER OF OPTION SHARES
                UNDERLYING OPTION                          TO BE CANCELLED*
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
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

* All options that you received after February 22, 2002 and before the date of cancellation of the Old Options that have a lower exercise price than the options that you elect to cancel will also be cancelled and replaced with new options.

If Netegrity accepts my Old Options listed above for cancellation, Netegrity will grant me a stock option or options, as applicable, covering (i) 50% the number of shares of Netegrity's common stock as to which the Old Options were cancelled if I am an employee of Netegrity on the first grant date and (ii) the remaining 50% of the number of shares of Netegrity common stock as to which the Old Options were cancelled if I am an employee of Netegrity on the second grant date. Netegrity currently expects the first grant date to be on or about March 25, 2003 and the second grant date to be on or about April 25, 2003.

-----------------------------               -------------------------------
Employee Name (Please Print)                Employee Signature

-----------------------------               -------------------------------
Employee ID (Social Security) Number        Date and Time

-----------------------------               -------------------------------
E-mail Address                              Telephone Number
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            RETURN TO MELISSA KRAUS NO LATER THAN 12:00 MIDNIGHT EDT
    ON SEPTEMBER 23, 2002 VIA FACSIMILE AT (561) 264-8517 OR BY HAND DELIVERY
                     AT 52 SECOND AVENUE, WALTHAM, MA 02451

                        MELISSA KRAUS WILL SEND AN E-MAIL
                             CONFIRMATION OF RECEIPT

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Delivery of Election Form.

         A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form must be received by Melissa Kraus either by hand delivery at 52 Second Avenue, Waltham, MA 02451, or by facsimile at the number listed on the front cover of this Election Form on or before 12:00 midnight Eastern Daylight Time on September 23, 2002 (the "Expiration Date").

         The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Netegrity. You may hand deliver your Election Form to Melissa Kraus at 52 Second Avenue, Waltham, MA 02451 or you may fax it to her at the number listed above. In all cases, you should allow sufficient time to ensure timely delivery.

         Tenders of options made through the offer may be withdrawn at any time before the Expiration Date. If the offer is extended by Netegrity beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. You may withdraw your tendered options at any time after October 21, 2002 if we have not yet cancelled the tendered options. To withdraw tendered options, you must deliver a signed and dated Notice to Change Election From Accept to Reject, or a facsimile of the Notice to Change Election From Accept to Reject, with the required information to Netegrity while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any eligible options withdrawn will thereafter be deemed not properly tendered for purposes of the offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions.

         Tenders of options made through the offer may be changed at any time before the Expiration Date. If the offer is extended by Netegrity beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the offer. To change your election regarding particular tendered options while continuing to elect to participate in the offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

         Netegrity will not accept any alternative, conditional, or contingent tenders. All tendering option holders, by signing this Election Form (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

         2. Inadequate Space.

         If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.
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         3. Tenders.

         If you intend to tender options through the offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

         -        grant date,

         -        number of shares underlying option,

         -        exercise price, and

         -        the total number of unexercised option shares to be cancelled.

         You may cancel in part and retain in part any Old Option. To the extent that you cancel an option, you lose your right to the shares as to which you cancelled the option. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your Old Options that were granted to you after February 22, 2002 that have a lower exercise price than the option you wish to tender.

         4. Signatures on This Election Form.

         If this Election Form is signed by the holder of the Old Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement, or any change whatsoever.

         If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and proper evidence satisfactory to Netegrity of the authority of that person so to act must be submitted with this Election Form.

         5. Other Information on This Election Form.

         In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and telephone number and your employee identification number, which is usually your social security number.

         6. Requests for Assistance or Additional Copies.

         You should direct questions about this offer or requests for assistance or for additional copies of this offer to exchange or the election form to Melissa Kraus at mkraus@netegrity.com, telephone number (781) 663-7353.

         7. Irregularities.

         All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender of options will be determined by Netegrity in its discretion. Netegrity's determinations shall be final and binding on all parties. Netegrity reserves the right to reject any or all tenders of options Netegrity determines not to be in proper form or the acceptance of which may,
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in the opinion of Netegrity's counsel, be unlawful. Netegrity also reserves the right to waive any of the conditions of the offer and any defect or irregularity in the tender of any particular options, and Netegrity's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Netegrity shall determine. Neither Netegrity nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         Important: The Election Form (or a facsimile copy of it) together with all other required documents must be received by Netegrity on or before the Expiration Date.

         8. Additional Documents to Read.

         You should be sure to read the Offer to Exchange, all documents referenced therein, and the cover letter from Barry Bycoff dated August 23, 2002 before deciding to participate in the offer.

         9. Important Tax Information.

You should refer to Section 13 of the Offer to Exchange, which contains important U.S. federal income tax information.